                            COMMERCIAL SERVICING AGREEMENT



                                       between



                        PEOPLE'S PREFERRED CAPITAL CORPORATION
                                      Purchaser




                             PEOPLE'S BANK OF CALIFORNIA
                                        Seller













                             Dated as of ___________, 1997

                                  TABLE OF CONTENTS

                                                                          Page
                                      ARTICLE I
                                     DEFINITIONS

Section 1.    Definitions......................................................

                                      ARTICLE II
                                      SERVICING

Section 2.01  Seller to Act as Servicer........................................
Section 2.02  Liquidation of Mortgage Loans...... .............................
Section 2.03  Collection of Mortgage Loan Payments.............................
Section 2.04  Establishment of and Deposits to Custodial Account...............
Section 2.05  Permitted Withdrawals From Custodial Account.....................
Section 2.06  Establishment of and Deposits to Escrow Account..................
Section 2.07  Permitted Withdrawals From Escrow Account........................
Section 2.09  Protection of Accounts...........................................
Section 2.10  Maintenance of Hazard Insurance..................................
Section 2.11  Maintenance of Mortgage Impairment Insurance.....................
Section 2.12  Maintenance of Fidelity Bond and Errors and Omissions............
                     Insurance.................................................
Section 2.13  Inspections......................................................
Section 2.14  Restoration of Mortgaged Property................................
Section 2.15  Deteriorating Mortgage Loans.....................................
Section 2.16  Title, Management and Disposition of REO Property................
Section 2.17  Permitted Withdrawals with respect to REO Property...............
Section 2.18  Real Estate Owned Reports........................................
Section 2.19  [Reserved].......................................................
Section 2.20  Reports Of Foreclosures and Abandonments.........................
Section 2.21  Notification of Adjustments......................................
Section 2.22  Notification of Maturity Date....................................

                                     ARTICLE III
                                PAYMENTS TO PURCHASER

Section 3.01  Remittances......................................................
Section 3.02  Statements to Purchaser..........................................

                                      ARTICLE IV
                             GENERAL SERVICING PROCEDURES

Section 4.01  Transfers of Mortgaged Property..................................
Section 4.02  Satisfaction of Mortgages and Release of Mortgage Files..........
Section 4.03  Servicing Compensation...........................................

Section 4.04  Annual Statement as to Compliance................................
Section 4.05  Annual Independent Public Accountants' Servicing Report..........
Section 4.06  Right to Examine Seller Records..................................

                                      ARTICLE V
                                 SELLER TO COOPERATE

Section 5.01  Provision of Information.........................................
Section 5.02  Financial Statements; Servicing Facilities.......................

                                      ARTICLE VI
                                     TERMINATION

Section 6.01  Damages..........................................................
Section 6.02  Termination......................................................
Section 6.03  Termination Without Cause........................................

                                     ARTICLE VII
                                  BOOKS AND RECORDS

Section 7.01  Possession of Servicing Files....................................

                                     ARTICLE VIII
                            INDEMNIFICATION AND ASSIGNMENT

Section 8.01  Indemnification..................................................
Section 8.02  Limitation on Liability of Seller and Others.....................
Section 8.03  Limitation on Registration and Assignment by Seller..............
Section 8.04  Assignment by Purchaser..........................................
Section 8.05  Merger or Consolidation of the Seller............................
Section 8.06  Successor to the Seller..........................................

                                      ARTICLE IX
                REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Section 9.01  Due Organization and Authority...................................
Section 9.02  No Conflicts.....................................................
Section 9.03  Ability to Perform...............................................
Section 9.04  No Litigation Pending............................................
Section 9.05  No Consent Required..............................................
Section 9.06  Assistance.......................................................

                                      ARTICLE X
                       REPRESENTATIONS AND WARRANTIES OF SELLER

Section 10.01 Due Organization and Authority...................................
Section 10.02 Ordinary Course of Business......................................
Section 10.03 No Conflicts.....................................................
Section 10.04 Ability to Service...............................................
Section 10.05 Ability to Perform...............................................
Section 10.06 No Litigation Pending............................................
Section 10.07 No Consent Required..............................................
Section 10.08 No Untrue Information............................................
Section 10.09 Reasonable Servicing Fee.........................................
Section 10.10 Financial Statements.............................................
Section 10.11 Conflict of Interest.............................................

                                      ARTICLE XI
                                       DEFAULT

Section 11.01 Events of Default................................................
Section 11.02 Waiver of Defaults...............................................

                                     ARTICLE XII
                               MISCELLANEOUS PROVISIONS

Section 12.01 Notices..........................................................
Section 12.02 Waivers..........................................................
Section 12.03 Entire Agreement; Amendment......................................
Section 12.04 Execution; Binding Effect........................................
Section 12.05 Headings.........................................................
Section 12.06 Applicable Law...................................................
Section 12.07 Relationship of Parties..........................................
Section 12.08 Severability of Provisions.......................................
Section 12.09 Exhibits.........................................................

                                       EXHIBITS

EXHIBIT A          Form of Monthly Remittance Advice
EXHIBIT B          Form of Custodial Account Certification
EXHIBIT C          Form of Custodial Account Letter Agreement
EXHIBIT D          Form of Escrow Account Certification
EXHIBIT E          Form of Escrow Account Letter Agreement

                            COMMERCIAL SERVICING AGREEMENT

    This Commercial Servicing Agreement (the "Servicing Agreement" or the "Agreement") is entered into as of ________, 1997, by and between PEOPLE'S BANK OF CALIFORNIA (the "Seller"), a federal stock savings bank incorporated under the laws of the United States, and PEOPLE'S PREFERRED CAPITAL CORPORATION, a Maryland corporation (the "Purchaser").

    WHEREAS, the Purchaser and the Seller entered into a Commercial Mortgage Loan Purchase and Warranties Agreement dated as of ________, 1997 (the "Purchase Agreement") pursuant to which the Purchaser agreed to purchase from the Seller certain commercial, first mortgage loans (the "Mortgage Loans") to be delivered as whole loans, with the Seller retaining servicing rights in connection with the purchase of such Mortgage Loans; and

    WHEREAS, the Purchaser desires to have the Seller service the Mortgage Loans, the Seller desires to service and administer the Mortgage Loans on behalf of the Purchaser, and the parties desire to provide the terms and conditions of such servicing by the Seller.

    NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

    SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. The following terms are defined as follows:

    "Accepted Servicing Practices" means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.


    "Ancillary Income" means all late charges, reconveyance fees, not-sufficient funds charges, optional insurance fees, assumption fees, escrow account benefits, reinstatement fees, and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagee under applicable law or pursuant to the terms of the related Mortgage Note.


    "Best's" means Best's Key Rating Guide.

    "BIF" means The Bank Insurance Fund, or any successor thereto.

    "Closing Date" means the Initial Closing Date and any other date as is mutually agreed upon by the parties hereto.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Condemnation Proceeds" means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

    "Custodial Account" means the separate account or accounts created and maintained pursuant to Section 2.04.

    "Cut-off Date" means __________, 1997 and the last business day of each calendar month.


    "Errors and Omissions Insurance Policy" means an errors and omissions insurance policy to be maintained by the Seller pursuant to Section 2.12.

    "Escrow Account" means the separate account or accounts created and maintained pursuant to Section 2.06.

    "Escrow Payment" means, with respect to any Mortgage Loan, any payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document (whether referred to as escrow impound or otherwise, including, without limitation, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums.


    "Event of Default" means any one of the conditions or circumstances enumerated in Section 11.01.

    "FDIC" means The Federal Deposit Insurance Corporation, or any successor thereto.

    "Fidelity Bond" means a fidelity bond to be maintained by the Seller pursuant to Section 2.12.

    "Initial Closing Date" means ________________, 1997, or such other date as the parties hereto may mutually agree.

    "Insurance Proceeds" means, with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

    "Liquidation Proceeds" means cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

    "Monthly Remittance Advice" means the monthly remittance advice, in the form of Exhibit A annexed hereto, to be provided to the Purchaser pursuant to
Section 3.02.

    "Mortgage Impairment Insurance Policy" means a mortgage impairment or blanket hazard insurance policy as described in Section 2.11.

    "Nonrecoverable Advance" means any advance of principal and interest previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Seller, will not or, in the case of a proposed advance of principal and interest, would not, be ultimately recoverable from related Insurance Proceeds, Liquidation Proceeds or otherwise. The determination by the Seller that it has made a Nonrecoverable Advance or that any proposed advance of principal and interest, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Purchaser.

    "OTS" means Office of Thrift Supervision, or any successor thereto.

    "Officer's Certificate" means a certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.


    "Prime Rate" means the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Western edition).


    "Principal Prepayment" means any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled due date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

    "Purchase Agreement" means the Commercial Mortgage Loan Purchase and Warranties Agreement between the Purchaser and the Seller related to the purchase of the Mortgage Loans dated as of _________, 1997.

    "Qualified Depository" means a depository the accounts of which are insured by the FDIC through the BIF or the SAIF, and shall include the Seller.

    "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and in the two highest rating categories by Best's with respect to hazard and flood insurance.

    "Record Date" means the close of business of the last Business Day of the month preceding the month of the related Remittance Date.

    "Remittance Date" means the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month following a Cut-off Date, beginning with the first Remittance Date on _____ 18, 1997.

    "REO Property" means a Mortgaged Property acquired by the Seller on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 2.16.

    "SAIF" means the Savings Association Insurance Fund, or any successor thereto.

    "Servicing Advances" means all customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Seller of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (d) compliance with the obligations under Sections 2.08, 2.10 and 2.16.

    "Servicing Agreement" means this agreement between the Purchaser and the Seller for the servicing and administration of the Mortgage Loans.

    "Servicing Fee" means, with respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Seller, which shall, for a period of one (1) full month, be equal to one-twelfth of the product of the Servicing Fee Rate and (2) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period in respect of which any related interest payment on a Mortgage Loan is computed and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by the Seller under this Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.03) of such Monthly Payment collected by the Seller, or as otherwise provided under Section 4.03.

    "Servicing Fee Rate" means, with respect to each Mortgage Loan serviced pursuant to this Agreement 0.25%. per annum.

    "Servicing File" means, with respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or its designee and copies of the Mortgage Loan Documents listed on Exhibit A to the Purchase Agreement.

    "Servicing Officer" means any officer of the Seller involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the Purchaser upon request, as such list may from time to time be amended.

    "Termination Fee" means the amount paid by the Purchaser to the Seller in the event of the Seller's termination, without cause, as servicer. Such fee shall equal the percentage amount set forth in Section 6.03 hereof of the then current aggregate unpaid principal balance of the related Mortgage Loans.

                                      ARTICLE II
                                      SERVICING

    Section 2.01 Seller to Act as Servicer. From and after the Closing Date, the Seller, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

    Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Seller has obtained the prior written consent of the Purchaser, the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

    In servicing and administering the Mortgage Loans, the Seller shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Seller.

    The Seller shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Seller shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, Seller shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the Seller has been notified of such transfers as provided in this Section 2.01. The Purchaser may sell and transfer, in whole or in part, the Mortgage Loans, provided that no such sale and transfer shall be binding upon the Seller unless such transferee shall agree in writing in the form of the Assignment and Assumption Agreement attached to the Purchase Agreement as Exhibit G, to be bound by the terms of this Agreement and the Purchase Agreement, and an executed copy of the same shall have been delivered to the Seller. Upon receipt thereof, the Seller shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder, subject to receipt by Seller of all unpaid but due Servicing Advances, Servicing Fees and other payments due to Seller on or before the date of such transfer pursuant to this Agreement. The Seller shall be required to remit all amounts required to be remitted to the Purchaser hereunder to said transferee commencing with the first Remittance Date falling after receipt of said copy of the related Assignment and Assumption Agreement provided that the Seller receives said copy no later than three (3) Business Days immediately prior to the first day of the month of the related Remittance Date. This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Seller and their permitted successors, assignees and designees.


    The Servicing File retained by the Seller pursuant to this Agreement shall be appropriately marked and identified in the Seller's computer system to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Section 8.03 of the Purchase Agreement.

    The Seller must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities. The program is to ensure that the Mortgage Loans are serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

    Section 2.02 Liquidation of Mortgage Loans. In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section
2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as (1) the Seller would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices and (3) the Seller shall determine prudently to be in the best interest of Purchaser. In addition to the foregoing, in the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 2.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period (or such other period as is required by law in the jurisdiction where the related Mortgaged Property is located), the Seller shall commence and be responsible for the processing of foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Seller shall notify the Purchaser in writing of the Seller's intention to do so, and the Seller shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice or, if the provisions of the next two paragraphs apply, in any event without the prior written consent of Purchaser, and provided, further, that the Seller may, in its good faith business judgement, determine to commence foreclosure proceedings earlier than the expiration of the foregoing grace or cure period, subject to the requirements of the preceding proviso. In such connection, the Seller shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Seller shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (in respect of which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 2.05) or through Insurance Proceeds (in respect of which it shall have similar priority). The Purchaser shall execute any instruments or documents reasonably necessary in furtherance of all actions to be taken by Seller pursuant to this Section 2.02.

    Notwithstanding anything to the contrary contained herein, in connection with a foreclosure, in the event the Seller has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector, the Seller shall cause the Mortgaged Property to be so inspected at the expense of the Purchaser. Upon completion of the inspection, the Seller shall promptly provide the Purchaser with a written report of the environmental inspection.

    After reviewing the environmental inspection report, the Purchaser shall determine how the Seller shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Seller to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Seller shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Seller, the Seller shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 2.05 hereof and to the extent amounts in the Custodial Account are insufficient to fully reimburse the Seller,the Seller shall be entitled to be reimbursed by the Purchaser for such deficiencies (upon presentation of evidence of such deficiency). In the event the Purchaser directs the Seller not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Seller shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 2.05 hereof.

    Section 2.03 Collection of Mortgage Loan Payments. Continuously from the Closing Date the Seller shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.


    Section 2.04 Establishment of and Deposits to Custodial Account. The Seller shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "People's Bank of California in trust for People's Preferred Capital Corporation". The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law; provided, however, that to the extent the Custodial Account is established with the Seller, the Seller may maintain the Custodial Account as a single account. Funds deposited in the Custodial Account may be drawn on by the Seller in accordance with Section 2.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit B hereto, in the case of an account established with the Seller, or by a letter agreement in the form of Exhibit C hereto, in the case of an account held by a depository other than the Seller. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.


    The Seller shall deposit in the Custodial Account within one Business Day of receipt, and retain therein, the following collections received by the Seller and payments made by the Seller after the Closing Date (other than payments of principal and interest due on or before the Closing Date) or received by the Seller prior to the Closing Date but allocable to a period subsequent thereto:

    (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

    (ii)  all payments on account of interest on the Mortgage;

    (iii) all Liquidation Proceeds and any amount received with respect to REO Property;

    (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14), and Section 2.11;

    (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14;

    (vi) any amount required to be deposited in the Custodial Account pursuant to Section 2.16, 3.01, or 4.02;

    (vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 8.03 of the Purchase Agreement; and

    (viii) any amounts required to be deposited by the Seller pursuant to
           Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy.

    The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Seller into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05.

    Section 2.05   Permitted Withdrawals From Custodial Account.  Subject to
Section 2.16 hereof, the Seller shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

    (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 3.01;

    (ii) to pay to itself the Servicing Fee;


    (iii) to reimburse itself for unreimbursed Servicing Advances (except to the extent reimbursed pursuant to Section 2.07), any accrued but unpaid Servicing Fees and for unreimbursed advances of Seller funds made pursuant to Section 2.16, the Seller's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Seller's right thereto shall be prior to the rights of the Purchaser except that, where the Seller is required to repurchase a Mortgage Loan pursuant to Section 8.03 of the Purchase Agreement or Section 4.02 of this Agreement, respectively, the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the

              Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

    (iv) to pay itself any interest earned on funds deposited in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date); and

    (v) to clear and terminate the Custodial Account upon the termination of this Agreement.

    In the event that the Custodial Account is interest bearing, on each Remittance Date, the Seller shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 3.01, the Seller is not obligated to remit on such Remittance Date. The Seller may use such withdrawn funds only for the purposes described in this Section 2.05.


    Section 2.06 Establishment of and Deposits to Escrow Account. The Seller shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The Escrow Account or Accounts shall be established with a Qualified Depositary, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Accounts may be drawn on by the Seller in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit D hereto, in the case of an account established with the Seller, or by a letter agreement in the form of Exhibit E hereto, in the case of an account held by a depository other than the Seller. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.


    The Seller shall deposit in the Escrow Account or Accounts within one Business Day of receipt, and retain therein:

    (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of the Mortgage Loan Documents; and

    (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property in accordance with the Mortgage Loan Documents.

    The Seller shall make withdrawals from the Escrow Account only to effect such payments as are required under the Mortgage Loan Documents and this Agreement as set forth in Section 2.07. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Seller shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be noninterest bearing or that interest paid thereon is insufficient for such purposes.

    Section 2.07 Permitted Withdrawals From Escrow Account. Withdrawals from each Escrow Account may be made by the Seller only:

    (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

    (ii) to reimburse the Seller for any Servicing Advance made by the Seller pursuant to Section 2.08 (except with respect to any expenses incurred in procuring or transferring Tax Service Contracts) with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

    (iii) to refund to the related Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or state law or judicial or administrative ruling;

    (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

    (v) for application to restoration or repair of the related Mortgaged Property in accordance with the procedures outlined in Section 2.14;

    (vi) to pay to the Seller, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

    (vii) to clear and terminate the Escrow Account on the termination of this Agreement.


    Section 2.08 Payment of Taxes, Insurance and Other Charges, Tax Contracts. With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges, as applicable, which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage to the extent Escrow Payments are required under the Mortgage Loan Documents, shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments relating to taxes or maintaining insurance policies are made by the Mortgagor at the time they first become due. The Seller assumes full responsibility for the payment of all such bills to the extent it has notice of such bills and shall effect payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Seller shall make advances from its own funds to effect such payments, such advances to be reimbursable to the same extent as Servicing Advances.

    The Seller shall ensure that each of the Mortgage Loans shall be covered by a Tax Service Contract which shall be assigned to the Purchaser or the Purchaser's designee at the Seller's expense in the event that the Seller is terminated as servicer of the related Mortgage Loan(s) hereunder. To the extent that a Mortgage Loan does not have a Tax Service Contract, the Purchaser shall procure a Tax Service Contract for such Mortgage Loan and the Seller shall reimburse the Purchaser upon request for reasonable expenses incurred in connection therewith.

    Section 2.09 Protection of Accounts. The Seller may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

    The Seller shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

    Section 2.10 Maintenance of Hazard Insurance. The Seller shall cause to be maintained for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's against loss by fire and hazards of extended coverage, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

    If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Seller determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Seller shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty five (45) days after such notification, the Seller shall immediately purchase the required flood insurance on the Mortgagor's behalf.

    The Seller shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any applicable primary mortgage guaranty insurer.

    All policies required hereunder shall name the Seller and its successors and assigns as mortgagee and shall be endorsed with non-contributory standard mortgagee clauses which shall provide for at least thirty (30) days' prior written notice of any cancellation, reduction in amount or material change in coverage.

    The Seller shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Seller shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. To the extent reasonably possible, the Seller shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date; provided, however, that in the event that no such notice is furnished by the Seller, the Seller shall ensure that replacement insurance policies are in place in the required coverages and the Seller shall be solely liable to the Purchaser only for any losses in the event such coverage is not provided.

    Pursuant to Section 2.04, any amounts collected by the Seller under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Seller's normal servicing procedures as specified in Section 2.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

    Section 2.11 Maintenance of Mortgage Impairment Insurance. In the event that the Seller shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.10 and otherwise complies with all other requirements of Section 2.10, it shall conclusively be deemed to have satisfied its obligations as set forth in
Section 2.10. Any amounts collected by the Seller under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.10, and there shall have been a loss which would have been covered by such policy, the Seller shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Seller's funds, without reimbursement therefor. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

    Section 2.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Seller shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Seller Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Seller Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Seller against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. Upon the request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser. In the event that the surety or insurer charges the Seller a fee for providing such evidence, the Purchaser shall reimburse the Seller for the reasonable expense incurred by the Seller in furnishing such evidence.


    Section 2.13 Inspections. The Seller shall inspect the Mortgaged Property as often as deemed necessary by the Seller to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than sixty (60) days delinquent, the Seller immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices. The Seller shall keep a written report of each such inspection.


    Section 2.14 Restoration of Mortgaged Property. The Seller need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with the terms of the Mortgage Loan Documents. At a minimum, the Seller shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

    (i) the Seller shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

    (ii) the Seller shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

   (iii) the Seller shall verify that the Mortgage Loan is not in default;
         and

    (iv) pending repairs or restoration, the Seller shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

    If the Purchaser is named as an additional mortgagee, the Seller is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

    Section 2.15 Deteriorating Mortgage Loans. If, during the term of this Agreement, a Mortgage Loan (or interest therein) becomes at any time in Nonaccrual Status, the Seller shall notify the Purchaser as part of the Seller's reporting obligations under this Agreement and shall follow the procedures set forth in Section 2.02 of this Agreement for realizing upon defaulted Mortgage Loans.

    Section 2.16 Title, Management and Disposition of REO Property. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be designated by the Purchaser. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

    The Seller shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Seller, either itself or through an agent selected by the Seller and reasonably acceptable to the Purchaser, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Seller shall attempt to sell the same (and may temporarily rent the same for a period not greater than one (1) year, except as otherwise provided below) on such terms and conditions as the Seller deems to be in the best interest of the Purchaser.

    The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Seller determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one (1) year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

    The Seller shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.


    The disposition of REO Property shall be carried out by the Seller at such price, and upon such terms and conditions, as the Seller deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Seller shall reimburse itself pursuant to Section 2.05(iii) hereof, as applicable, for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section, and on the Remittance Date immediately following the Due Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser; provided that such distribution shall, in any event, be made within ninety (90) days from and after the closing of the sale of such REO Property.


    In addition to the Seller's obligations set forth in this Section 2.16, the Seller shall deliver written notice to the Purchaser whenever title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure together with a copy of the drive-by appraisal of the related Mortgaged Property obtained by the Seller on or prior to the date of such acquisition. Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Seller as servicer of any such REO Property without payment of any Termination Fee with respect thereto, provided that (i) the Purchaser gives the Seller notice of such termination within ten (10) Business Days of receipt of said written notice from the Seller which termination shall be effective no more than fifteen (15) Business Days from and after the date of said notice from the Purchaser and (ii) the Seller shall on the date said termination takes effect be reimbursed by Purchaser for any unreimbursed Servicing Advances in each case relating to the Mortgage Loan underlying such REO Property. In the event of any such termination, the provisions of Section 8.06 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Purchaser or its designee.

    With respect to each REO Property, the Seller shall deposit all funds collected and received in connection with the operation of the REO Property in the Custodial Account. The Seller shall cause to be deposited on a daily basis upon the receipt thereof in the Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property.

    Section 2.17 Permitted Withdrawals with respect to REO Property. For so long as the Seller is acting as servicer of any Mortgage Loan relating to any REO Property, the Seller shall withdraw funds on deposit in the Custodial Account with respect to each related REO Property necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Seller. The Seller shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in Section 2.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

    Section 2.18 Real Estate Owned Reports. For so long as the Seller is acting as servicer of any Mortgage Loan relating to any REO Property, the Seller shall furnish to the Purchaser on or before the 15th day of each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Seller's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

    Section 2.19   [Reserved]

    Section 2.20 Reports Of Foreclosures and Abandonments. For so long as the Seller is acting as servicer of any Mortgage Loan relating to any REO Property, following the foreclosure sale or abandonment of any Mortgaged Property, the Seller shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

    Section 2.21 Notification of Adjustments. With respect to each Variable Rate Mortgage Loan, the Seller shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date and shall adjust the Monthly Payment accordingly in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. The Seller shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. The Seller shall promptly upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Seller or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss actually caused the Purchaser thereby.

    Section 2.22 Notification of Maturity Date. With respect to each Fixed Rate Mortgage Loan, the Purchaser shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

                                     ARTICLE III
                                PAYMENTS TO PURCHASER


    Section 3.01 Remittances. On each Remittance Date the Seller shall remit by wire transfer of immediately available funds to the Purchaser all amounts deposited in the Custodial Account as of the close of business on the Cut-off Date immediately preceeding such Remittance Date, except that less than full Principal Prepayments received on or after the first day of the month in which the Remittance Date occurs shall be remitted to the Purchaser on the next following Remittance Date; and minus any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the next Remittance Date, in each case, net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05.


    With respect to any Principal Prepayment in full, the Seller shall remit such Principal Prepayment to the Purchaser within five (5) Business Days of receipt of such Principal Prepayment by the Seller.


    With respect to any Seller's remittance received by the Purchaser after the fifth Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus one (1) percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Seller on the date such late payment is made and shall cover the period commencing with and including the day following such fifth Business Day and ending with the Business Day on which such payment is made, exclusive of such Business Day; provided, however, that in the event that the Seller remits such amounts after 11:00 A.M. (California time) on any day, such period shall include such day. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.


    Section 3.02 Statements to Purchaser. Not later than the twentieth day of each month, the Seller shall furnish by modem and/or diskette to the Purchaser or its designee a listing of the outstanding Mortgage Loans, including with respect to each Mortgage Loan: the Mortgage Loan number, the actual balance, the actual paid-through dates, the Mortgage Interest Rate and principal and interest payment, and with respect to Variable Rate Mortgage Loans, the next Interest Rate Adjustment Date, the Mortgage Interest Rate and the principal and interest payment effective as of the next Interest Rate Adjustment Date (if available), and shall furnish to the Purchaser manually a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit A annexed hereto as to the preceding remittance and the period ending on the preceding Cut-off Date.

    In addition, not more than sixty (60) days after the end of each calendar year, the Seller shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

    Such obligation of the Seller shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Seller pursuant to any requirements of the Code as from time to time are in force.

    The Seller shall prepare and file, with respect to each Mortgage Loan, any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

                                      ARTICLE IV
                             GENERAL SERVICING PROCEDURES

    Section 4.01 Transfers of Mortgaged Property. The Seller shall be required to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, unless assumptions are permitted by the Mortgage Loan Documents. When the Mortgaged Property has been conveyed by the Mortgagor, the Seller shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, unless assumptions are permitted by the Mortgage Loan Documents.


    If the Seller reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if the Mortgage Loan Documents permit an assumption of the Mortgage Loan, the Seller, in the Purchaser's name, shall, to the extent permitted by applicable law, enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon, unless the Mortgage Loan Documents provide otherwise or (ii) in the event the Seller is unable under applicable law or the Mortgage Loan Documents to require that the original Mortgagor remain liable under the Mortgage Note and the Seller has the prior consent of any applicable insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed unless approved by the Purchaser.

    To the extent that any Mortgage Loan is assumable, the Seller shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Seller with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Seller diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

    Section 4.02 Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Purchaser in accordance with this
Section 4.02 hereof. Upon full satisfaction of the Mortgage Note, the Seller shall obtain discharge of the related Mortgage Loan as of record within any related time limit required by applicable law.

    If the Seller satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage, upon written demand of the Purchaser, the Seller shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Purchaser. Upon such repurchase, all funds maintained in the Escrow Account with respect to such repurchased Mortgage Loan shall be transferred to the Seller. The Seller shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.12 insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

    Section 4.03 Servicing Compensation. As consideration for servicing the Mortgage Loans hereunder, the Seller shall withdraw the Servicing Fee with respect to each Mortgage Loan from the Custodial Account pursuant to
Section 2.05 hereof. Such Servicing Fee shall be payable monthly, computed on the basis of the same principal amount and period in respect of which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be pro-rated when servicing is for less than one month. The obligation of the Purchaser to pay, and the Seller's right to withdraw, the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 2.05), of such Monthly Payment collected by the Seller, or as otherwise provided under Section 2.05.

    Additional servicing compensation in the form of Ancillary Income shall be retained by the Seller and shall not be required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

    Section 4.04 Annual Statement as to Compliance. The Seller shall deliver to the Purchaser, on or before March 31 each year beginning with March 31, 1998, an Officer's

Certificate, stating that (i) a review of the activities of the Seller during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Seller has complied in all material respects with the provisions of Article II and Article IV, and
(iii) to the best of such officer's knowledge, based on such review, the Seller has fulfilled all its obligations under this Agreement throughout such year or part thereof, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Seller to cure such default.

    Section 4.05 Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning March 31, 1998, the Seller at its expense shall cause a firm of independent public accountants (who may also render other services to the Seller, or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has, as part of their examination of the financial statements of the Seller performed tests embracing the records and documents relating to mortgage loans serviced by the Seller in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers and that their examination disclosed no exceptions that, in their opinion were material, relating to mortgage loans serviced by the Seller.

    Section 4.06 Right to Examine Seller Records. The Purchaser, upon reasonable notice, shall have the right to examine and audit any and all of the books, records, or other information of the Seller, whether held by the Seller or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                                      ARTICLE V
                                 SELLER TO COOPERATE

    Section 5.01 Provision of Information. During the term of this Agreement, the Seller shall furnish to the Purchaser such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser or the purposes of this Agreement. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

    The Seller shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

    Section 5.02 Financial Statements; Servicing Facilities. In connection with disposition of Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the Seller for the most recently completed two (2) fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by any Consolidated Statement of Operations. If it has not already done so, the Seller shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above; provided, however, that prior to furnishing such statements or information to any prospective purchaser, the Seller may require such prospective purchaser to execute a confidentiality agreement in form reasonably satisfactory to it.

    The Seller shall make available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions with respect to recent developments affecting the Seller or the financial statements of the Seller, and to permit any prospective purchaser to inspect the Seller's servicing facilities for the purpose of satisfying such prospective purchaser that the Seller has the ability to service the Mortgage Loans as provided in this Agreement.

                                      ARTICLE VI
                                     TERMINATION

    Section 6.01 Damages. The Purchaser shall have the right at any time to seek and recover from the Seller any damages or losses suffered by it solely as a result of any failure by the Seller to observe or perform any duties, obligations, covenants or agreements herein contained.


    Section 6.02 Termination. The respective obligations and responsibilities of the Seller shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan serviced by the Seller or the disposition of all REO Property serviced by the Seller and the remittance of all funds due hereunder; or (ii) by mutual consent of the Seller and the Purchaser in writing, unless earlier terminated pursuant to this Agreement.


    Section 6.03 Termination Without Cause. The Purchaser may, at its sole option, upon not less than thirty (30) days' prior written notice to the Seller, terminate any rights the Seller may have hereunder with respect to any or all of the Mortgage Loans, without cause, upon written notice, provided that the Seller shall have an additional period of not more than sixty (60) days from and after the date of said notice from the Purchaser within which to effect the related transfer of servicing. Any such notice of termination shall be in writing and delivered to the Seller as provided in
Section 12.01 of this Agreement. In the event of such termination, the Seller shall be entitled to a Termination Fee, equal to 1.50% of the then current aggregate unpaid principal balance of the related Mortgage Loans; provided, however, that no Termination Fee shall be payable if the successor servicer is an Affiliate of the Seller.

                                     ARTICLE VII
                                  BOOKS AND RECORDS


    Section 7.01 Possession of Servicing Files. The contents of each Servicing File are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The possession of the Servicing File by the Seller is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Seller is in its capacity as Seller only and at the election of the Purchaser. The Seller shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser or other termination of the Seller with respect to the related Mortgage Loans, unless such release is required as incidental to the Seller's servicing of the Mortgage Loans pursuant to this Agreement, or is in connection with a repurchase of any Mortgage Loan pursuant to Section 8.03 of the Purchase Agreement or Section 4.02 of this Agreement.

    The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser or its designee during normal business hours, and shall deliver to the Purchaser or its designee upon reasonable notice, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports as required by Section 2.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche.

                                     ARTICLE VIII
                            INDEMNIFICATION AND ASSIGNMENT


    Section 8.01 Indemnification. The Seller agrees to indemnify and hold the Purchaser harmless from any liability, claim, loss or damage (including, without limitation, any reasonable legal fees, judgments or expenses relating to such liability, claim, loss or damage, but excluding consequential special, exemplary, punitive and indirect damages ("Special Damages") except for such Special Damages which Purchaser is required by law to pay to a third party), to the Purchaser directly or indirectly resulting from the Seller's failure to observe and perform any or all of Seller's duties, obligations, covenants, agreements, warranties or representations contained in this Agreement or the Seller's failure to comply with all applicable requirements with respect to the transfer of servicing rights as set forth herein.


    The Seller shall notify the Purchaser as soon as reasonably possible if a claim is made by a third party with respect to this Agreement.

    Section 8.02 Limitation on Liability of Seller and Others. Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in material compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person with respect to any matter arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Seller may, with the prior written consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Seller shall be entitled to prompt reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

    Section 8.03 Limitation on Registration and Assignment by Seller. The Purchaser has entered into this Agreement with the Seller in reliance upon the independent status of the Seller, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Seller shall not (i) assign this Agreement or the servicing hereunder (other than to an affiliate of Seller) or (ii) delegate any substantial part of its rights or duties hereunder without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or conditioned provided that (a) any delegation of such rights or duties shall not release the Seller from its obligations hereunder and the Seller shall remain responsible hereunder for all acts and omissions of any delegee as if such acts or omissions were those of the Seller and (b) any such assignee or designee shall satisfy the requirements for a successor or surviving Person set forth in Section 8.05 and Section
8.06 hereof. The Seller shall notify the Purchaser in writing at least 30 days prior to selling or otherwise disposing of all or substantially all of its assets and receipt of such notice shall entitle the Purchaser to terminate this Agreement except as set forth in Section 8.06 hereof.

    The Seller shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller. Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Seller's responsibilities and obligations hereunder in the manner provided in Section 8.06.

    Without in any way limiting the generality of this Section 8.03, in the event that the Seller either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this

Agreement as set forth in Section 6.03, without any additional payment of any penalty or damages and without any liability whatsoever to the Seller (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

    Section 8.04 Assignment by Purchaser. The Purchaser shall have the right, without the consent of the Seller, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit G to the Purchase Agreement and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. Notwithstanding the foregoing, at any one time there shall not be more than fifteen (15) separate Purchasers under this Agreement.

    Section 8.05 Merger or Consolidation of the Seller. The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

    Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business includes the origination and servicing of mortgage loans and shall satisfy the requirements of Section
8.06 with respect to the qualifications of a successor to the Seller.

    Section 8.06 Successor to the Seller. Prior to termination of Seller's responsibilities and duties under this Agreement pursuant to Sections 2.16, 6.03, 8.03 or 11.01, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having a tangible net worth of not less than $30,000,000 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement prior to the termination of Seller's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Seller of the representations, warranties and covenants made pursuant to and the remedies available to the Purchaser with respect thereto.

    Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser, an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement. Any termination of this Agreement pursuant to Section 2.16, 6.03, 8.03 or
11.01 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation.

    The Seller shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller. The successor shall make arrangements as it may deem appropriate to reimburse the Seller for amounts the Seller actually expended pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.

    Upon a successor's acceptance of appointment as such, the Seller shall notify by mail the Purchaser of such appointment.

                                      ARTICLE IX
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

    As of each Closing Date, the Purchaser warrants and represents to, and covenants and agrees with, the Seller as follows:

    Section 9.01 Due Organization and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland. The Purchaser has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Purchaser; and all requisite corporate action has been taken by the Purchaser to make this Agreement valid and binding upon the Purchaser in accordance with its terms;

    Section 9.02 No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's charter or bylaws or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

    Section 9.03 Ability to Perform. The Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it in this Agreement.

    Section 9.04 No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Purchaser, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Purchaser, or in any material impairment of the right or ability of the Purchaser to carry on its business substantially as now conducted, or in any material liability on the part of the Purchaser, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Purchaser contemplated herein.

    Section 9.05 No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

    Section 9.06 Assistance. To the extent reasonably possible, the Purchaser shall cooperate with and assist the Seller as requested by the Seller, in carrying out Seller's covenants, agreements, duties and responsibilities under this Agreement and in connection therewith shall execute and deliver all such papers, documents and instruments as nay be necessary and appropriate in furtherance thereof.

                                      ARTICLE X
                      REPRESENTATIONS AND WARRANTIES OF SELLER

    As of each Closing Date, the Seller warrants and represents to, and covenants and agrees with, the Purchaser as follows:

    Section 10.01 Due Organization and Authority. The Seller is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, legal, binding and enforceable obligation of the Seller subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms.

    Section 10.02 Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller;

    Section 10.03 No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any mortgage insurance benefits accruing pursuant to this Agreement.

    Section 10.04 Ability to Service. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws and regulations, meets the minimum capital requirements set forth by OTS or the FDIC, and is in good standing to enforce, originate, sell mortgage loans, and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located.

    Section 10.05 Ability to Perform. The Seller does not believe, nor does it have any reason to believe, that it cannot perform each and every covenant contained in this Agreement.

    Section 10.06 No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement.

    Section 10.07 No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained.

    Section 10.08 No Untrue Information. Neither this Agreement nor any statement, tape, diskette, form, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

    Section 10.09 Reasonable Servicing Fee. The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

    Section 10.10 Financial Statements. The Servicer has delivered to the Purchaser financial statements as to its last two complete fiscal years. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Servicer and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of the Servicer's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

    Section 10.11 Conflict of Interest. The Seller agrees that it shall service the Mortgage Loans hereunder solely with a view toward the interests of the Purchaser, and without regard to the interests of the Seller or its other affiliates.

                                      ARTICLE XI
                                       DEFAULT

    Section 11.01 Events of Default. The following shall constitute an Event of Default under this Agreement on the part of the Seller:

    (a) any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

    (b) the failure by the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty
(30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

    (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

    (d) the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

    (e) the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

    (f) the Seller, without the consent of the Purchaser, attempts to assign this Agreement or the servicing responsibilities hereunder or to delegate any substantial part of its duties hereunder or any portion thereof; or

    (g) the Seller fails to maintain its license to do business or service commercial mortgage loans in any jurisdiction where the Mortgaged Properties are located and such failure results in a material adverse effect on the Mortgage Loans, the servicing of the Mortgage Loans, or the Purchaser's rights with respect to the Mortgage Loans.

    In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Seller, may terminate without compensation or reimbursement (other than Servicing Fees previously earned but remaining unpaid and Servicing Advances remaining unreimbursed) all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof.


    Upon receipt by the Seller of such written notice, all authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 8.06. Upon written request from the Purchaser, the Seller shall prepare, execute and deliver any and all documents and other instruments reasonably requested by the Purchaser, place in such successor's possession all Mortgage Files (to the extent not properly delivered to the Purchaser by the Seller previously), and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller's sole expense. The Seller agrees to reasonably cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans, subject to the Seller's right to be paid for unreimbursed Servicing Advances and earned and unpaid Servicing Fees.


    Section 11.02 Waiver of Defaults. The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                     ARTICLE XII
                               MISCELLANEOUS PROVISIONS

    Section 12.01 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

    (a)  If to Purchaser to:

         People's Preferred Capital Corporation
         5900 Wilshire Boulevard
         Los Angeles, California 90036
         Attention: Secretary

    (b)  If to Seller to:

         People's Bank of California
         5900 Wilshire Boulevard
         Los Angeles, California 90036
         Attention: Secretary

    Section 12.02 Waivers. Either the Seller or the Purchaser may upon consent of all parties, by written notice to the others:

    (a) Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

    (b) Waive or modify performance of any of the obligations of the others hereunder.

The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

    Section 12.03 Entire Agreement; Amendment. This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to servicing of the Mortgage Loans. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

    Section 12.04 Execution; Binding Effect. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 8.03 and 8.04, this Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

    Section 12.05 Headings. Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

    Section 12.06 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights and remedies hereunder shall be determined in accordance with the substantive laws of the State of California (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

    Section 12.07 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Seller shall be rendered by it as an independent contractor and not as an agent of the Purchaser. The Seller shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

    Section 12.08 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

    Section 12.09 Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.

                        PEOPLE'S PREFERRED CAPITAL CORPORATION
                        (the Purchaser)




                        By:_____________________________________________

                        Name:__________________________________________

                        Title:___________________________________________


                        PEOPLE'S BANK OF CALIFORNIA
                        (the Seller)




                        By:_____________________________________________

                        Name:__________________________________________

                        Title:___________________________________________




                        By:_____________________________________________

                        Name:__________________________________________

                        Title:___________________________________________

                                 EXHIBIT A

                              MONTHLY REMITTANCE ADVICE

                                      EXHIBIT B

                           CUSTODIAL ACCOUNT CERTIFICATION

                                  ____________, 1997


    _________________ hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 2.04 of the Commercial Servicing Agreement, dated as of ______, 1997.


Title of Account:  "People's Bank of California, in trust for People's
                   Preferred Capital Corporation."


Account Number:    ___________________________________


Address of office or branch of the Seller at which Account is maintained:

              ___________________________________

              ___________________________________

              ___________________________________

              ___________________________________

              ___________________________________


                                  PEOPLE'S BANK OF CALIFORNIA



                                  By:________________________________
                                  Name:______________________________
                                  Title:_______________________________

                                      EXHIBIT C

                          CUSTODIAL ACCOUNT LETTER AGREEMENT


                                 ______________, 1997



To: ____________________
    ____________________
    ____________________
    (the "Depository")


    As Seller under the Commercial Servicing Agreement, dated as of ______, 1997, (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.04 of the Agreement, to be designated as "People's Bank of California, in trust for People's Preferred Capital Corporation." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                        PEOPLE'S BANK OF CALIFORNIA


                        By:______________________________
                        Name:____________________________
                        Title:_____________________________

    The undersigned, as Depository, hereby certifies that the above described accounts has been established under Account Number ___________, at the office of the Depository indicated above, and agrees to honor withdrawals on such accounts as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                        _________________________________
                        Depository

                        By:______________________________
                        Name:____________________________
                        Title:_____________________________
                        Date:_____________________________

                                      EXHIBIT D

                             ESCROW ACCOUNT CERTIFICATION



                                  ____________, 1997

    ______________________________hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 2.06 of the Commercial Servicing Agreement, dated as of ________, 1997.

Title of Account:  "People's Bank of California in trust for People's
                   Preferred Capital Corporation."



Account Number:    _____________________________


Address of office or branch
of the Seller at which
Account is maintained:

              ______________________________

              ______________________________

              ______________________________

              ______________________________



                             PEOPLE'S BANK OF CALIFORNIA



                             By: ___________________________________
                             Name: _________________________________
                             Title: __________________________________

                                      EXHIBIT E

                           ESCROW ACCOUNT LETTER AGREEMENT

                                 ______________, 1997


To: __________________________
    __________________________
    __________________________
    (the "Depository")


    As Seller under the Commercial Servicing Agreement, dated as of ____________, 1997 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.06 of the Agreement, to be designated as "People's Bank of California in trust for People's Preferred Capital Corporation." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                  PEOPLE'S BANK OF CALIFORNIA



                             By: _______________________________
                             Name: _____________________________
                             Title: ____________________________
                             Date:______________________________


    The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the accounts will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                  _________________________________
                                  Depository

                                  By: _____________________________
                                  Name: ___________________________
                                  Title: __________________________
                                  Date:____________________________